Exhibit 3.233

CERTIFICATE OF INCORPORATION

OF

SUNBEAM PRIMARY HOLDINGS, INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

FIRST. The name of the corporation is Sunbeam Primary Holdings, Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share.

FIFTH. The name and mailing address of the incorporator is Paul Watkins c/o Simpson Thacher & Bartlett LLP, 2550 Hanover Street, Palo Alto, California 94304.

SIXTH. The board of directors of the corporation, acting by the vote of any member or members of the board of directors representing a majority of the votes entitled to be cast at a meeting of the board of directors, is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

SEVENTH. Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repea1 or modification of this ARTICLE SEVENTH shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

EIGHTH.

A. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the corporation or any subsidiary of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

B. Neither any amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this corporation’s Certificate of Incorporation inconsistent with this ARTICLE EIGHTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on June 6, 2007.

/s/ Paul Watkins
Paul Watkins
c/o Simpson Thacher & Bartlett LLP
Sole Incorporator

[Signature Page to Certificate of Incorporation of Sunbeam Primary Holdings, Inc.)

CERTIFICATE OF MERGER

MERGING

H&F SATURN BLOCKER CORP.

(a Delaware corporation)

WITH AND INTO

SUNBEAM PRIMARY HOLDINGS, INC.

(a Delaware corporation)

(Pursuant to Section 251 of the

General Corporation Law of the State of Delaware (the “DGCL”))

Sunbeam Primary Holdings, Inc., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of H&F Saturn Blocker Corp., a Delaware corporation, with and into the Company, with the Company remaining as the surviving corporation (the “Surviving Company”):

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities to the Merger (the “Constituent Parties”) are:

Name	Jurisdiction
Sunbeam Primary Holdings, Inc.	Delaware
H&F Saturn Blocker Corp.	Delaware

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted and executed by the Constituent Entities in accordance with Section 251 of the DGCL.

THIRD: The name of the Surviving Company of the Merger is Sunbeam Primary Holdings, Inc.

FOURTH: This Certificate of Merger shall become effective at 11:55 p.m., Eastern Standard Time, on December 31, 2010 (the “Effective Time”).

FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall continue in full force and effect as the certificate of incorporation of the Surviving Company.

SIXTH: The executed Merger Agreement is on file at a place of business of the Surviving Company. The address of such place of business of the Surviving Company is 1613 N. Harrison Parkway, Sunrise, Florida 33323.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Company, on request and without cost, to any shareholder of any Constituent Entity.

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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed this 30th day of December, 2010.

SUNBEAM PRIMARY HOLDINGS, INC.

By:	/s/ Robert Coward
Name:	Robert Coward
Title:	President